Exhibit 10.3

CONSULTING SERVICES AGREEMENT

This consulting services agreement ("Agreement"), effective as of September 11, 2009 is entered by and between Information Systems Associates, Inc. a Florida corporation ("the Company or “Company") and WSR Consulting, Inc., a Florida corporation ("Consultant").

RECITALS

WHEREAS, the Company is a public company; and

WHEREAS, Consultant has experience in the area of general management, accounting, SEC and SOX compliance, corporate finance, corporate strategy; and

WHEREAS, the Company desires to engage the services of Consultant to provide accounting services, including the services of an individual performing the functions of a Chief Financial Officer, all on an outsourced basis;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, and intending to be legally bound, the Company and Consultant agree as follows:

1.
Term of Consultancy.   The Company engages Consultant to act in a consulting capacity to the Company, and Consultant agrees to provide services to the Company commencing on the date first set forth above and ending 12 months thereafter.  The parties may agree to end the agreement during the term by mutual consent or unilaterally at the end of a quarter by giving 90 days written notice.

2.	Duties of Consultant. Consultant will generally provide the following consulting services (the “Services”) during the term of this Agreement:

a.
Provide accounting services as would be required by the Company’s Chief Financial Officer, including the responsibility of timely filing of all required documents for a public company, including reports required under the federal securities laws;

b.	Work directly with senior management of the Company in the areas of strategic planning and financial management including accounting;

c.
Perform the functions generally assigned to full-time Chief Financial Officer  including the support of ongoing operations, financial reporting, signing of documents on behalf of the Company as its CFO, attendance at and preparation of Proxy Statements for Annual Shareholders Meeting, and other resource management as necessary;

d.
The person who agrees to act as Chief Financial Officer must be approved by the Company’s Board of Directors and is subject to being replaced by the Company’s Board of Directors.  The Chief Financial Officer shall be responsible for executing the Sarbanes-Oxley Act of 2002 certifications in the Company’s Forms 10-Q and 10-K and executing any registration statements and providing such other certifications as may be customarily provided by a chief financial officer or chief accounting officer, including under the federal securities laws. The Chief Financial Officer shall also provide any calculations, certifications and written reports as may be requested by any lenders to the Company.

3.
Allocation of Time and Energies.  The Consultant will perform the Services in a professional manner in accordance with accepted industry standards and in compliance with applicable federal, state and local laws and regulations. Although no specific hours-per-day requirement will be required, the parties acknowledge and agree that Consultant will initially spend an average of 2 days per month on site at the Company’s location. It is understood that the Company is entering into this Agreement with the understanding that Michael Hull will be the principal of Consultant during the entire term of this Agreement.  It is also understood that Mr. Hull may elect to involve other consultants in the performance of the Consultant’s duties who will be compensated by Consultant unless otherwise agreed in advance by the Company.  The individual serving as “Chief Financial Officer” of the Company as part of Consultant’s duties hereunder shall be compensated solely by the Consultant and the Company shall have no further obligation to provide additional compensation to such individual.

4.	Remuneration. As full and complete compensation for Consultant’s agreement to perform the Services, the Company shall compensate the Consultant as follows:

For ongoing work related to interim management services including the services provided by the individual serving as the Chief Financial Officer of the Company and including the other accounting services required hereunder to be provided by Consultant, the Company will pay Consultant a fee of $2,000 per month in advance. The first monthly payment is due on execution of this agreement.  Additional monthly payments are due on the 1st of each month that this contract remains in effect.

On-site days will be tracked by the Consultant based on a three month rolling average.  Where the Company requests additional days, beyond those contracted for, the Consultant shall receive an additional $1,000 per additional day or $125 per hour, whichever is smaller.

5.
Expenses.  Consultant agrees to pay for all its expenses other than extraordinary items for which the Company will reimburse Consultant its reasonable, documented out-of-pocket expenses.  Such extraordinary items include travel and entertainment required by/or specifically requested by the Company, professional fees incurred by professionals retained on behalf of the Company for the purposes of the Company’s legal compliance such as tax return preparation, audit, legal and any other expenses related to the Company’s regulatory compliance.

6.
Work Location. The Consultant will primarily perform its duties on site at the Company’s offices.  Where necessary, and by prior approval, Consultant is available to travel at the Company’s request.  The Company will supply a working environment commensurate with a senior management position at the company including technical support as necessary.  Consultant will supply its own computing equipment complete with general business software.  Any additional requirements such as specialized software or supplies specifically required for the performance of Consultant’s duties at the Company will be supplied in a timely manner at the expense of The Company.

7.	Indemnification.

a.
The Company agrees to indemnify and hold harmless Consultant, its officers, directors, employees, affiliates and agents harmless from and against any and all losses, claims, damages and liabilities, related to or arising out of any breach by the Company of its obligations under this Agreement and/or the Company’s actions in connection with the transactions and/or activities contemplated herein.  Provided, however, the Chief Financial Officer shall be indemnified solely in accordance with the Company’s standard Indemnification Agreement.

b.
Consultant agrees to indemnify and hold harmless Company, its officers, directors, employees, affiliates and agents harmless from and against any and all losses, claims, damages and liabilities, related to or arising out of any breach by Consultant of its obligations under this Agreement and/or the Consultant’s actions in connection with the transactions and/or activities contemplated herein.

8.
Representations. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant are accurate, and the Consultant warrants and represents that all communications by Consultant with third parties, with respect to the financial affairs, operations, profitability and strategic planning of the Company, will be in accordance with information provided to it by the Company. The Consultant, but not the Chief Financial Officer, may rely upon the accuracy of the information provided by the Company without independent investigation. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the Services set forth herein. Consultant acknowledges that to the best of its knowledge, the performance of the Services will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. The Company acknowledges that to the best of its knowledge that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. The Company also acknowledges that, to the best of its knowledge, the Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

9.
Status as Independent Contractor. Consultant’s engagement (including without limitation that of the Chief Financial Officer) pursuant to this Agreement shall be as independent contractor, and not as employee, officer or other agent of the Company. Neither party to this Agreement (or its employees) shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant (including in respect of payments made by Consultant to the Chief Financial Officer) and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements, without the express written consent of the entity to be bound.

10.
Attorneys' Fees.  If any legal action(s) or any arbitration or other proceeding(s) is brought for the enforcement or interruption of the Agreement, or because of alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's' fees and other costs in connection with that action(s) or proceeding(s), in addition to any other relief to which they may be entitled.

11.	Waiver. The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

12.
Notices.  All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address set forth herein below:

Company Address:                                                                                     Consultant’s Address:

Information Systems Associates, Inc.                                                  WSR Consulting, Inc.
1151 W 30th Street                                                                                    2646 SW Mapp Road
Suite E                                                                                                         Suite 303
Palm City, FL 34990	Palm City, FL 34990
Either party may change address, to which notices for it shall be addressed by providing notice of such change to the other party, in the manner set forth in this paragraph.

13.
Choice of Law, Jurisdiction and Venue.  This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Florida, without giving effect to its conflict of laws or choice of law principles.

14.
Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in West Palm Beach, Florida in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction.

15.
Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

16.
 Confidentiality.   Consultant hereby acknowledges that Consultant and its directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, “Representatives”) may receive Confidential Information of the Company during the performance of its duties under the Agreement and that Consultant and its Representatives shall use the Confidential Information for the purposes set forth in this Agreement.  Consultant agrees that it and its Representatives will keep the Confidential Information confidential and that Consultant and its Representatives will not disclose any of the Confidential Information except in such manner as to which the Company consents and Consultant  shall be responsible for any breach of this Agreement by any of its Representatives and agrees to take reasonable measures (including but not limited to court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure of the Confidential Information.  The term “Confidential Information” means any information concerning the Company (whether prepared by the Company or its advisors) which is furnished to Consultant or to its Representatives now or in the future by or on behalf of the Company in accordance with the provisions of this Agreement  but does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Consultant or its Representatives in violation of this Agreement, (ii) was within Consultant’s possession prior to its being furnished to Consultant by or on behalf of the Company pursuant hereto or (iii) becomes available to Consultant on a non-confidential basis from a source other than the Company or any of its Representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information.  In the event that Consultant or any of  its Representatives are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information, Consultant shall provide the Company with written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.  If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, Consultant or any of its Representatives are nonetheless, legally required to disclose Confidential Information  to any tribunal, Consultant or its Representative may, without liability hereunder, disclose to such tribunal that portion of the Confidential Information which counsel advises Consultant is legally required to be disclosed.

17.
Acknowlegement.  Consultant acknowledge that it is aware that the United States securities laws restrict, under certain circumstances, persons who have material, non-public information of the Company from selling purchasing or securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities of the Company.  Consultant consents that Consultant and its employees, affiliates and other representatives will not violate any provisions of the aforementioned laws or the analogous laws of any state or other jurisdiction.

AGREED TO:

"The Company"	Information Systems Associates, Inc.
          1151 W 30th Street
          Suite E
          Palm City, FL 34990

Dated: _______________                                                                           By: ____________________________
Joseph Coschera
Director and President
and Its Duly Authorized Officer

"Consultant"	WSR Consulting, Inc.
          2646 SW Mapp Road
          Suite 303
          Palm City, FL 34990

Dated: _______________                                                                           By: ____________________________
Gerald N. Kieft
President
and Its Duly Authorized Officer